Exhibit 99.1

NEWS RELEASE
Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Announces Completion of NGL Pipelines and Provides Update on

Southcross Holdings LP’s Robstown Eagle Ford Fractionator

DALLAS, Texas, July 6, 2015 – Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross”) today announced the completion of a 60,000 bbls/d Y-grade pipeline connecting Southcross’ Woodsboro processing facility to Southcross Holdings LP’s (“Holdings”) 63,000 bbls/d Robstown Fractionator (“Robstown”) near Corpus Christi, Texas and a 20,000 bbls/d propane pipeline from Southcross’ Bonnie View Fractionator to the Corpus Christi area for delivery to end-use customers (collectively, the “NGL Pipelines”). The NGL Pipelines were part of the drop-down transaction announced in May 2015 with construction expected to be complete in July 2015. In addition, the first of the two fractionation trains at Robstown is operating at approximately 32,000 bbls/d of Y-grade. The second fractionation train at Robstown is currently in the commissioning phase and remains on target to be operational by August 2015.

“We are pleased to report that the NGL Pipelines have been completed ahead of schedule and under budget,” said John Bonn, president and chief executive officer of Southcross’ general partner. “The NGL Pipelines, together with the continued progress toward the completion of the Robstown fractionation complex, are a critical component of our fully integrated processing and fractionation complex in the South Texas area. Our integrated system is an important part of the Southcross Advantage and provides us with competitive and economic advantages through increased operating efficiency, flexibility and system reliability.”

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,000 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the operational date of the second fractionation train at Robstown. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2015 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

###

Contact:

Southcross Energy Partners, L.P.

David Lawrence, 214-979-3720

Investor Relations

investorrelations@southcrossenergy.com

Source: Southcross Energy Partners, L.P.